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                                                                      EXHIBIT 12

                   CASE CREDIT CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

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

                                                            NINE MONTHS
                                                            -----------
                                                               ENDED
                                                               -----
                                                           SEPTEMBER 30,
                                                           -------------
                                                               1996
                                                               ----
Net Income................................................     $ 65
Add:
  Interest expense........................................       53
  Amortization of capitalized debt expense................        2
  Portion of rentals representative of interest factor....        -
  Income tax expense and other taxes on income............       37
  Fixed charges of unconsolidated subsidiaries............        -
  Extraordinary loss......................................        3
                                                               ----
     Earnings as defined..................................     $160
                                                               ----
Interest expense..........................................     $ 53
Amortization of capitalized debt expense..................        2
Portion of rentals representative of interest factor......        -
Fixed charges of unconsolidated subsidiaries..............        -
                                                               ----
     Fixed charges as defined.............................     $ 55
                                                               ----
Ratio of earnings to fixed charges........................     2.91

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